February 27, 1997





Board of Directors
Heartland Bancshares, Inc.
318 South Park
Herrin, Illinois 62948

     Re:  Registration Statement on Form S-8
          ------------------------------------------------------
          Heartland Bancshares, Inc. Management Recognition Plan and Heartland Bancshares, Inc. 1996 Stock Option and
          Incentive Plan


We consent to the incorporation by reference in this registration statement of 122,762 shares of common stock on Form S-8 of our reports dated February 26, 1996, on our audits of the consolidated statements of financial condition of First Federal Savings and Loan and Subsidiary as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in retained earnings, and cash flows, for the three years ended December 31, 1995, which reports were included in the Heartland Bancshares, Inc. prospectus dated April 12, 1996. We also consent to the reference to our firm under the caption "Experts."




Gray Hunter Stenn, CPAs
Certified Public Accountants